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                                                                      EXHIBIT 5


                                  June 20, 1996

IDEC Pharmaceuticals Corporation
11011 Torreyana Road
San Diego, California  92121

  RE: IDEC PHARMACEUTICALS CORPORATION (THE "COMPANY") --
      REGISTRATION STATEMENT FOR OFFERING OF 1,200,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

    We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,200,000 shares of Common Stock of IDEC Pharmaceuticals Corporation (the "Company") authorized for issuance under the Company's 1988 Stock Option Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,


                                 /s/ Brobeck, Phleger & Harrison LLP
                                 BROBECK, PHLEGER & HARRISON LLP